UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2018
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Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Hudson Pacific Properties, Inc.)	27-1430478 (Hudson Pacific Properties, Inc.)
Maryland (Hudson Pacific Properties, L.P.)	80-0579682 (Hudson Pacific Properties, L.P.)
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (“the Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership of which the Company serves as the sole general partner.
Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) The Company held its Annual Meeting of Stockholders (“the Annual Meeting”) on May 24, 2018 at 9:00 a.m. (Pacific Time).

(b) The voting results from the Company’s Annual Meeting were as follows:

1.
Each of the following ten directors was elected to our Board to serve until the next annual meeting of stockholders in 2019 or until their respective successors are elected and qualified, and received the number of votes set forth below. For each director, there were 3,299,021 broker non-votes.

Name	For	Against	Abstain
Victor J. Coleman	141,399,142	5,767,772	9,155
Theodore R. Antenucci	144,732,407	2,433,007	10,655
Richard B. Fried	143,743,848	3,421,416	10,805
Jonathan M. Glaser	144,706,533	2,460,381	9,155
Robert L. Harris II	145,068,848	2,096,566	10,655
Mark D. Linehan	144,714,089	2,452,675	9,305
Robert M. Moran, Jr.	107,774,832	36,247,494	3,153,743
Michael Nash	144,916,683	2,248,181	11,205
Barry A. Porter	108,199,639	36,575,047	2,401,383
Andrea Wong	145,615,365	1,552,073	8,631

2.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year was approved by a vote of 148,494,083 shares in favor, 1,971,233 shares against, and 9,774 shares abstaining. There were no broker non-votes.

3.
An advisory resolution approving the Company’s executive compensation was approved by a vote of 126,908,811 shares in favor, 20,149,926 shares against, and 117,332 shares abstaining. There were 3,299,021 broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: May 29, 2018	By:	/s/ MARK T. LAMMAS
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer